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                                                                EXHIBIT 5
GOLDEN AMERICAN LIFE INSURANCE COMPANY
1001 Jefferson Street, Suite 400, Wilmington, DE 19801


April 27, 1998

Board of Directors
Golden American Life Insurance Company
1001 Jefferson Street, Suite 400
Wilmington, DE 19801


Ms. Watson and Gentlemen:

In my capacity as Executive Vice President and Secretary of Golden American Life Insurance Company, a Delaware domiciled corporation ("Company"), I have supervised the preparation of the registration statement for the Deferred Combination Variable and Fixed Annuity Contract ("Contract") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933.

I am of the following opinion:

     (1) The Company was organized in accordance with the laws of the State of Delaware and is a duly authorized stock life insurance company under the laws of Delaware and the laws of those states in which the Company is admitted to do business;

     (2) The Company is authorized to issue Contracts in those states in which it is admitted and upon compliance with applicable local law;

     (3) The Contracts, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement and to the reference to me under the caption "Legal Matters" in the prospectus contained in said registration statement. In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Myles R. Tashman
Myles R. Tashman
Executive Vice President, General Counsel
     and Secretary
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